UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2009

CHINA CARBON GRAPHITE GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-114564	98-0550699
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

c/o Xinghe Xingyong Carbon Co., Ltd.
787 Xicheng Wai
Chengguantown
Xinghe County
Inner Mongolia, China
Telephone: (86) 474-7209723
(Address of principal executive offices)

Copies to:
Asher S. Levitsky PC
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 981-6767
Fax: (212) 930 - 9725
E-mail: alevitsky@srff.com

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.
Item 3.02.      Unregistered Sales of Equity Securities.

 On December 28, 2009, China Carbon Graphite Group, Inc., a Nevada corporation (the “Company”), filed a Current Report on Form 8-K in connection with the sale in a private placement of units consisting of preferred stock and common stock purchase warrants for an aggregate purchase price of $2,592,600 on December 22, 2009.  On January 13, 2010, the Company issued and sold, pursuant to a second closing, a total of 320,000 shares of Series B Convertible Preferred Stock and five-year warrants to purchase an aggregate of 128,000 shares of common stock at an exercise price of $1.30 per share, for an aggregate purchase price of $384,000, bringing the total gross proceeds raised in the private placement to $2,976,600 for which the Company issued an aggregate of 2,480,500 shares of Series B Convertible Preferred Stock and warrants to purchase an aggregate of 992,000 shares of common stock.

In connection with the second closing, the Company deposited into escrow an additional 160,000 shares of common stock, making a total of 1,240,250 shares of common stock that are to be held in escrow to be returned to the Company or delivered to the investors in the first and second closings of the private placement, depending on whether the Company meets certain financial performance targets for the years ending December 31, 2010 and December 31, 2011.  The performance target for 2010 is net income, as defined, of at least $5,100,000. The performance target for 2011 is net income of at least $10,000,000.  If the Company completes an underwritten equity financing with gross proceeds in excess of $15,000,000 prior to August 31, 2010, the performance target for 2011 is net income of at least $20,000,000.   In determining net income, to the extent that any excluded items are deducted in computing net income, there shall be added back the amount of such excluded items.  Excluded items means: (i) any income tax, enterprise tax or similar tax in excess of 25% of income before income taxes; and (ii) any items of expense or deduction arising directly or indirectly from the private placement and the transaction contemplated by the private placement.

Maxim Group LLC served as exclusive placement agent for the private placement.  At the second closing, the Company paid Maxim $38,400 and issued Maxim a five-year warrant expiring to purchase 16,000 shares of common stock at an exercise price of $1.32 per share, bringing total consideration to Maxim in the private placement to $298,000 and warrants to purchase an aggregate of 124,025 shares of common stock.

The issuance of the series B preferred stock and warrants to the investors in the private placement was exempt from registration under Section 4(2) of the Securities Act and Rule 506 of the SEC thereunder.  Each of the investors is an “accredited investor,” as defined in Rule 501 of SEC under the Securities Act, and acquired the Company’s common stock for investment purposes for its own accounts and not with a view to the resale or distribution thereof.  The certificates for the series B preferred stock and the warrants bear a restricted stock legend.

Item 7.01.      Regulation FD Disclosure.

On January 14, 2010, the Company issued a press release announcing the second closing of the private placement and the issuance of shares of series B preferred stock and warrants described in Items 1.01 and 3.02 above.  A copy of the press release is being filed as Exhibit 99.8 to this Form 8-K and is incorporated herein by reference in its entirety.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K/A, including Exhibit 99.8, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.
99.8	Press release dated January 14, 2010, issued by China Carbon Graphite Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA CARBON GRAPHITE GROUP, INC.
(Registrant)

Date: January 14, 2010	By:	/s/ Donghai Yu
Donghai Yu
Chief Executive Officer

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